Exhibit 99.1

New York Mortgage Trust Omits Dividend for Second Quarter;
Conserving Capital to Build Future Earnings

NEW YORK, NY - July 3, 2007 - New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised real estate investment trust (REIT) engaged in the investment in and management of high credit quality residential adjustable rate mortgage (ARM) loans and mortgage-backed securities (MBS), today reported that, for the quarter ending June 30, 2007, the Company's Board of Directors decided to omit a dividend on shares of its common stock. The Board’s decision reflects the Company’s focus on eliminating operating losses through the sale of its mortgage lending business and conserving capital to build future earnings from its mortgage portfolio operations.

Comments from Management

David Akre, Vice Chairman and Co-Chief Executive Officer of New York Mortgage Trust, commented, “Our exit from the mortgage lending business on March 31st was a positive step that we expect will have a favorable impact on our financial performance in the second half of 2007, after residual issues pertaining to the lending business are resolved.”

Steve Mumma, Co-Chief Executive Officer, President and Chief Financial Officer of New York Mortgage Trust, stated “While we expect that our financial results for the second quarter 2007 will reflect the challenging market conditions facing many in the mortgage industry, we have exited the mortgage lending business, see opportunities in the market for investing capital, and believe that we can return to profitability in the coming quarters. As a result, our Board has decided to conserve capital for investment in the mortgage portfolio in order to build future earnings. We plan to resume dividends as soon as possible, based on earnings rather than distributions of capital.”

About New York Mortgage Trust

New York Mortgage Trust, Inc., a self-advised real estate investment trust (REIT), is engaged in the investment in and management of high credit quality residential adjustable rate mortgage (ARM) loans and mortgage-backed securities (MBS). The Company's portfolio is comprised of securitized, high credit quality, adjustable and hybrid ARM loans, and purchased MBS. Historically at least 98% of the portfolio has been rated "AA" or "AAA". As a REIT, the Company is not subject to federal income tax provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, Co-CEO, President,	Joe Calabrese (General) 212-827-3772
Chief Financial Officer	Julie Tu (Analysts) 212-827-3776
Phone: 212-792-0107
Email: smumma@nymtrust.com

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, a rise in interest rates or a unfavorable change in prepayment rates may cause a decline in the market value of the Company's assets, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may be exposed to the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.